Exhibit 23.1


Board of Directors
Glen Burnie Bancorp

We hereby consent to the incorporation of our report, dated February 12, 1997, included or incorporated by reference in this annual report on Form 10-K, into the Company's Registration Statements on Forms S-8 and S-3 (SEC File Nos. 33-62280 and 33- 62278).


TRICE & GEARY LLC
August 29, 1997